CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated November 29, 2023, relating to the financial statements and financial highlights of Bluerock Total Income+ Real Estate Fund for the year and periods ended September 30, 2023, and to the references to our firm under the headings “Independent Reistered Public Accounting Firm” in the Prospectuses and in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

January 29, 2024